SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2003

REMEDYTEMP, INC.

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-5260 (Commission File Number)	95-2890471 (IRS Employer Identification No.)

101 Enterprise

Aliso Viejo, California 92656

(Address of Principal Executive Offices and

Zip Code)

(949) 425-7600

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

On April 30, 2003, RemedyTemp, Inc. (the “Company”) issued a press release announcing its second fiscal quarter results ended March 30, 2003 and filed a Current Report on Form 8-K containing that press release under Item 12, “Disclosure of Results of Operations and Financial Condition.” This Amendment No 1 is being filed to add Item 5 to the original Form 8-K which new Item 5 amends certain information included in the original filing.

ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE

The last sentence of the fourth paragraph of the Company’s April 30, 2003 press release is amended to change the $0.52 loss referred to in that sentence to a $0.53 loss. The sentence as amended now reads in its entirety as follows: “Including the impact of adoption, net losses were $4.8 million, or $0.53 per share, for the six months ended March 30, 2003.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2003	REMEDYTEMP, INC.

	By:	/s/ GREG PALMER
Greg Palmer President and Chief Executive Officer